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                                                                    EXHIBIT 99.1



MIAMI, December 11, 2001 -- E Com Ventures, Inc. (Nasdaq: ECMV) announced today that Ilia Lekach, Chairman and Chief Executive Officer of the Company, has withdrawn his proposal to effect a going private transaction. Mr. Lekach informed the Company's board of directors that, due to current market conditions, he had been unable to secure adequate financing for the buyout plus additional working capital at a reasonable cost. Mr. Lekach indicated that although he would not proceed with the proposal, he was still interested in pursuing a going private transaction at some future date when financing conditions improve.

Mr. Lekach, said, "My initial discussions with financing sources led me to believe that I could timely consummate a going private transaction which would provide our shareholders a premium over existing market prices and strengthen the Company by increasing working capital and eliminating those costs attributable to a public company. Discussions with financing sources have taken longer than expected and, given current capital markets conditions, to continue pursuing the project at this time would not be productive. Operations have been improving and I continue to be optimistic regarding the Company's future."

E Com Ventures is the parent of Perfumania Marketing which operates approximately 250 stores in the United States and is the leading specialty retailer of value priced brand-name and designer fragrances.

THIS PRESS RELEASE MAY INCLUDE INFORMATION PRESENTED WHICH CONTAINS FORWARD-LOOKING INFORMATION, INCLUDING STATEMENTS REGARDING THE STRATEGIC DIRECTION OF THE COMPANIES. THESE COMMENTS CONSTITUTE FORWARD-LOOKING STATEMENTS (WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995), WHICH INVOLVE SIGNIFICANT RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE INFORMATION DISCUSSED IN THESE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENT TO DIFFER MATERIALLY FROM THOSE DESCRIBED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS ARE GENERAL ECONOMIC CONDITIONS, COMPETITION, POTENTIAL TECHNOLOGY CHANGES, CHANGES IN OR THE LACK OF ANTICIPATED CHANGES IN THE REGULATORY ENVIRONMENT IN VARIOUS COUNTRIES, THE ABILITY TO SECURE PARTNERSHIP OR JOINT-VENTURE RELATIONSHIPS WITH OTHER ENTITIES, THE ABILITY TO RAISE ADDITIONAL CAPITAL TO FINANCE EXPANSION, AND THE RISKS INHERENT IN NEW PRODUCT AND SERVICE INTRODUCTIONS AND THE ENTRY INTO NEW GEOGRAPHIC MARKETS.